Exhibit 99.1

FIRST DATA CORPORATION

REVISED HISTORICAL SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three months ended March 31, 2008	Three months ended June 30, 2008	Three months ended September 30, 2008	Three months ended December 31, 2008	Three months ended March 31, 2009	Three months ended June 30, 2009
Segment Revenues:
Retail and Alliance Services	$786.4	$838.0	$833.0	$819.8	$691.2	$755.4
Financial Services	376.2	381.8	380.3	379.2	372.6	378.0
International	412.4	441.8	462.3	409.6	346.6	384.4
Integrated Payment Systems	45.0	26.7	(32.9)	4.3	3.3	(2.7)

Subtotal segment revenues	1,620.0	1,688.3	1,642.7	1,612.9	1,413.7	1,515.1
All Other and Corporate	100.6	79.8	86.4	69.5	68.0	60.0
Adjustments to reconcile to Adjusted revenue:
Official check and money order revenues	(45.0)	(26.7)	32.9	(4.3)	(3.3)	2.7
Eliminations	(15.7)	(15.5)	(16.0)	(15.4)	(14.3)	(14.2)

Adjusted revenue	1,659.9	1,725.9	1,746.0	1,662.7	1,464.1	1,563.6

Adjustments to reconcile to Consolidated revenues:
Divested businesses	38.8	42.4	36.1	30.6	17.4	15.0
Adjustments for non-wholly owned entities	(114.3)	(122.8)	(117.5)	(21.2)	(50.8)	(59.6)
Official check and money order revenues	45.0	26.7	(32.9)	4.3	3.3	(2.7)
ISO commission expense	18.3	21.3	21.3	40.0	52.6	60.4
Reimbursable debit network fees, postage and other	478.8	510.8	511.0	600.1	589.6	631.9

Consolidated revenues	$2,126.5	$2,204.3	$2,164.0	$2,316.5	$2,076.2	$2,208.6

Segment EBITDA:
Retail and Alliance Services	$316.2	$367.5	$357.8	$366.3	$264.9	$325.9
Financial Services	176.8	185.7	194.6	196.0	162.4	186.7
International	89.4	109.2	140.9	113.0	76.1	110.4
Integrated Payment Systems	—	—	—	—	—	—

Subtotal segment EBITDA	582.4	662.4	693.3	675.3	503.4	623.0
All Other and Corporate	3.2	(11.7)	(4.8)	(25.9)	(28.1)	(28.9)

Adjusted EBITDA	585.6	650.7	688.5	649.4	475.3	594.1

Adjustments to reconcile to Loss before income taxes and equity earnings in affiliates:
Divested businesses	15.0	19.0	16.9	18.2	10.7	3.3
Adjustments for non-wholly owned entities	(68.2)	(72.9)	(58.2)	(5.2)	(33.0)	(41.3)
Depreciation and amortization	(319.1)	(338.8)	(338.9)	(372.9)	(329.5)	(365.6)
Interest expense	(517.7)	(451.1)	(497.7)	(498.4)	(448.2)	(449.6)
Interest income	9.0	6.6	5.9	4.5	3.3	3.1
Other items	(43.2)	6.5	24.9	(3,258.2)	0.9	(12.0)
Stock based compensation	(4.4)	(6.2)	(8.9)	2.9	(4.5)	(4.6)
Official check and money order EBITDA	34.0	16.4	(42.2)	(2.5)	(2.4)	(8.2)
Cost of data center, technology and savings initiatives	(33.0)	(51.3)	(78.0)	(66.9)	(57.4)	(43.8)
KKR merger related items	(13.3)	(10.2)	(9.7)	(17.1)	(6.2)	(7.3)
Eliminations	—	—	—	—	(0.2)	—

Loss before income taxes and equity earnings in affiliates	$(355.3)	$(231.3)	$(297.4)	$(3,546.2)	$(391.2)	$(331.9)

	Three months ended March 31, 2008	Three months ended June 30, 2008	Three months ended September 30, 2008	Three months ended December 31, 2008	Three months ended March 31, 2009	Three months ended June 30, 2009
Segment depreciation and amortization:
Retail and Alliance Services	$222.1	$229.7	$226.1	$224.0	$187.4	$185.9
Financial Services	78.6	83.1	77.1	82.7	80.4	108.5
International	59.1	64.5	67.9	65.7	62.2	68.3
Integrated Payment Systems	0.1	—	0.1	—	0.2	0.1

Subtotal segment depreciation and amortization	359.9	377.3	371.2	372.4	330.2	362.8
All Other and Corporate	11.7	18.9	25.2	25.6	14.7	18.5

	371.6	396.2	396.4	398.0	344.9	381.3

Adjustments to reconcile to consolidated depreciation and amortization:
Divested businesses	3.2	3.4	3.9	2.7	2.5	2.6
Adjustments for non-wholly owned entities	(7.9)	(8.0)	(8.1)	(2.7)	(0.3)	(0.3)
Amortization of initial payments for new contracts	1.5	1.9	3.5	4.0	5.0	5.4

Total consolidated depreciation and amortization	$368.4	$393.5	$395.7	$402.0	$352.1	$389.0